UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2016

PERNIX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-92445	36-4025775
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

151 E. 22nd Street
Lombard, Il.	60148
(Address of Principal Executive Offices)	(Zip Code)

(630) 620-4787

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Conversion Agreement.  On September 26, 2016, Pernix Group, Inc. (the “Company”) entered into a Debt Conversion Agreement (the “Conversion Agreement”) with Bent Marketing Ltd. (“Bent”), a related party of the Company’s two largest beneficial shareholders, Ernil Continental Sa, BVI (“Ernil”) and Halbarad Group LTD, BVI (“Halbarad”).  Pursuant to the terms of the Conversion Agreement, the Company and Bent agreed to convert all of the Company’s outstanding indebtedness payable to Bent (consisting of $14,000,000 in outstanding principal and $158,795 in accrued but unpaid interest) into 5,663,518 shares of the Company’s common stock based on a conversion rate of $2.50 per share.

Common Stock Purchase Agreements.  On September 26, 2016, the Company entered into a Common Stock Purchase Agreement (together, the “Common Stock Purchase Agreements”) with each of Ernil and Halbarad , pursuant to which the Company sold an aggregate of 2,000,000 shares of its common stock at $2.50 per share for a total purchase price of $5,000,000, of which Ernil purchased 1,100,000 shares for $2,750,000 and Halbarad purchased 900,000 shares for $2,250,000.

Preferred Shares Amendment Agreements.  On September 26, 2016, the Company entered into a Preferred Shares Amendment Agreement (together, the “Preferred Amendment Agreements”) with each of Ernil and Halbarad.  Pursuant to the Preferred Amendment Agreements, Ernil and Halbarad agreed to waive the accrual and payment of dividends on the Company’s Series A, B and C Preferred Stock (collectively, the “Preferred Stock”) for the period beginning July 1, 2016 and ending July 1, 2018.  In exchange for the waiver, the Company issued 550,000 and 450,000 shares of the Company’s common stock to Ernil and Halbarad, respectively.  Other than with respect to the waived dividends described above, the Preferred Amendment Agreements did not modify the voting, liquidation and dividend rights of the holders of Preferred Stock.

The foregoing descriptions of the Conversion Agreement, the Common Stock Purchase Agreements and the Preferred Amendment Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

The Preferred Stock Amended and Restated Certificate of Designations reflecting the modification pertaining to the waiver of dividend accrual and payment noted above is attached hereto as Exhibits 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  The shares of Company common stock issued to Bent, Ernil and Halbarad, as described in Item 1.01 of this Current Report on Form 8-K, were issued in privately negotiated transactions pursuant to Section 4(a)(2) and Regulation D of the Securities Act of 1933, as amended, as the basis for exemption from registration.  These shares were not issued pursuant to any public solicitation.

Item 3.03 Material Modification to Rights of Security Holders.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2016, the Company’s shareholders approved and its Board of Directors adopted a resolution amending the Company’s Restated Certificate of Incorporation, Article Four, to read as follows:

“(1) Effective as of September 26, 2016, for accounting purposes only, the total number of shares of stock which the Corporation shall have authority to issue is Forty Five Million Five Hundred Thousand (45,500,000), consisting of Thirty Eight Million (38,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”), and Seven Million Five Hundred Thousand (7,500,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).”

The Company’s Restated Certificate of Incorporation, Article Four, previously authorized Twenty Five Million Five Hundred Thousand (25,500,000) consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (“Common Stock”) and Five Million Five Hundred Thousand (5,500,000) shares of Preferred Stock, par value $.01 per share (“Preferred Stock”).

A copy of the Certificate of Amendment to the Restated Certification of Incorporation of the Company is filed as Exhibit 10.6 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The applicable information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.07.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Debt Conversion Agreement, dated September 26, 2016.
10.2	Common Stock Purchase Agreement with Ernil Continental, S.A., BVI dated September 26, 2016.

10.3	Common Stock Purchase Agreement with Halbarad Group, Ltd., BVI dated September 26, 2016.
10.4	Preferred Shares Amendment Agreement with Ernil Continental Sa, BVI dated September 26, 2016.
10.5	Preferred Shares Amendment Agreement with Halbarad Group LTD, BVI dated September 26, 2016.
10.6	State of Delaware Certificate of Amendment to the Restated Certificate of Incorporation.
10.7	Amended and Restated Certificate of Designations – Series A Preferred Stock.
10.8	Amended and Restated Certificate of Designations – Series B Cumulative Convertible Preferred Stock.
10.9	Amended and Restated Certificate of Designations – Series C Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX GROUP, INC.

		By:	/s/ Nidal Z. Zayed
Nidal Z. Zayed
President and Chief Executive Officer

		By:	/s/ Marco A. Martinez
Marco A. Martinez
Senior Vice President and Chief Financial Officer

Dated:	September 26, 2016

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